Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Double Eagle Petroleum Co. on Form S-4 Amendment No. 2 of our reports dated March 10, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Double Eagle Petroleum Co. for the year ended December 31, 2008.
We also consent to the reference to our firm under the heading “Experts” in the prospectus.
HEIN & ASSOCIATES LLP
Denver, Colorado
June 24, 2009